Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES

SECOND QUARTER 2023 FINANCIAL RESULTS

SILVER SPRING, Md. (August 14, 2023) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the second quarter ended June 30, 2023.

“Our second quarter results exceeded the midpoints of our guidance ranges as we returned the business to sequential revenue growth and delivered a third straight quarter of sequential Adjusted Free Cash Flow improvement,” said Clint Stinchcomb, President & CEO. “Looking ahead, we expect to continue our path toward positive Adjusted Free Cash Flow as we expand our content partnerships globally and as we continue to roll out our pricing increase to new direct subscribers and existing subscribers as they come up for renewal over the next year. Specifically, we entered into several new licensing relationships in the UK, Europe and the Middle East in the second quarter, demonstrating the global interest in Curiosity’s premium factual content. Further, we believe that our direct subscriber base, content library, multi-year partner agreements, strong cash position, public equity currency and lack of debt are uniquely favorable attributes that provide us with a firm foundation and exceptional flexibility.”

Second Quarter 2023 Financial Results

•	Revenue of $14.1 million, compared to $22.3 million in the second quarter of 2022;

•	Gross profit of $4.2 million, compared to $9.4 million in the second quarter of 2022;

•	Total advertising and marketing and general and administrative expenses of $12.2 million, a 44% year-over-year reduction;

•	Net loss of $(9.9) million, compared to net loss of $(16.0) million in the second quarter of 2022;

•	Net cash used in operating activities of $(4.3) million, compared to net cash used in operating activities of $(5.9) million in the second quarter of 2022;

•	Adjusted Free Cash Flow of $(4.3) million, compared to Adjusted Free Cash Flow of $(6.0) million in the second quarter of 2022;

•	Adjusted EBITDA of $(6.5) million, compared to Adjusted EBITDA of $(10.6) million in the second quarter of 2022; and

•	Cash and restricted cash balance of $44.8 million and no debt as of June 30, 2023.

Second Quarter 2023 Business Highlights

•	Signed new content licensing agreements with several partners during the quarter;

•	Entered into new advertising and sponsorship agreements with several companies, including one of the world’s largest pharmaceutical companies; and

•

Continued to ramp-up release of groundbreaking original series and specials slated for 2023 with premieres of: “Lift the Ice,” a 6-part series exploring the surprising secrets emerging from our planet’s melting cryosphere; “GIANTS,” a 5-part search for the largest creatures alive today and the biggest that have roamed our planet; “Attack of the Zombie Fungus,” an in-depth look at the real science behind the HBO hit series “The Last of Us;” “War Gamers,” a 6-part docudrama about a group of British women who helped defeat the Nazis in the Battle of the Atlantic; “Unearthed: Ancient Murder Mysteries,” a 6-part journey back in time to solve some of history’s most notorious cold-cases; and “The Real Wild West,” a 4-part exploration of the unheralded Black and Hispanic cowboys, female homesteaders, immigrants and Native Americans who settled and continue to shape the American West.

Financial Outlook

CuriosityStream expects the following for the third quarter of 2023:

•	Revenue within the range of $13.5 - $15.5 million

•	Adjusted Free Cash Flow within the range of $(5.5) - $(3.5) million

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q2 2023 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (888) 510-2008 or International at (646) 960-0306 and reference conference ID# 3957505. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2022, that we filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to

CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards; and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill and intangible assets, and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About Curiosity Inc.

Curiosity Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With over 25 million total paying subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity Now, a free, ad-supported channel; Curiosity Audio Network, featuring original content and podcasts; and Curiosity Studios, which oversees original programming. Curiosity Inc. also owns and operates One Day University, which provides access to engaging talks and lectures from leading university and college professors in the United States. Curiosity Inc. is a wholly owned subsidiary of CuriosityStream Inc. (Nasdaq: CURI). For more information, visit CuriosityStream.com.

Contacts:

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

CuriosityStream Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$44,337	$40,007
Restricted cash	500	500
Short-term investments in debt securities	—	14,986
Accounts receivable, net	9,087	10,899
Other current assets	1,679	3,118

Total current assets	55,603	69,510

Investments in equity method investees	9,303	10,766
Property and equipment, net	911	1,094
Content assets, net	63,288	68,502
Operating lease right-of-use assets	3,564	3,702
Other assets	448	539

Total assets	$133,117	$154,113

Liabilities and stockholders’ equity (deficit)

Current liabilities
Content liabilities	$1,750	$2,862
Accounts payable	6,407	6,065
Accrued expenses and other liabilities	4,173	7,752
Deferred revenue	12,876	14,281

Total current liabilities	25,206	30,960

Warrant liability	147	257
Non-current operating lease liabilities	4,470	4,648
Other liabilities	668	622

Total liabilities	30,491	36,487

Stockholders’ equity (deficit)
Common stock, $0.0001 par value – 125,000 shares authorized as of June 30, 2023 and December 31, 2022; 53,026 shares issued and outstanding as of June 30, 2023; 52,853 shares issued and outstanding as of December 31, 2022	5	5
Additional paid-in capital	361,392	358,760
Accumulated other comprehensive loss	—	(40)
Accumulated deficit	(258,771)	(241,099)

Total stockholders’ equity (deficit)	102,626	117,626

Total liabilities and stockholders’ equity (deficit)	$133,117	$154,113

CuriosityStream Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenues	$14,097	$22,348	$26,484	$39,975

Operating expenses
Cost of revenues	9,933	12,988	18,934	24,838
Advertising and marketing	4,203	11,208	7,318	25,976
General and administrative	7,980	10,603	16,039	21,106
Impairment of goodwill and intangible assets	—	3,603	—	3,603

	22,116	38,402	42,291	75,523

Operating loss	(8,019)	(16,054)	(15,807)	(35,548)

Change in fair value of warrant liability	184	478	110	4,338
Interest and other income (expense)	437	(29)	825	(86)
Equity method investment loss	(2,235)	(316)	(2,454)	(472)

Loss before income taxes	(9,633)	(15,921)	(17,326)	(31,768)
Provision for income taxes	288	56	346	101

Net loss	$(9,921)	$(15,977)	$(17,672)	$(31,869)

Net loss per share
Basic	$(0.19)	$(0.30)	$(0.33)	$(0.60)
Diluted	$(0.19)	$(0.30)	$(0.33)	$(0.60)

Weighted average number of common shares outstanding
Basic	53,006	52,775	52,978	52,762
Diluted	53,006	52,775	52,978	52,762

CuriosityStream Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the six months ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(17,672)	$(31,869)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	(110)	(4,338)
Additions to content assets	(7,103)	(25,303)
Change in content liabilities	(1,112)	(3,708)
Amortization of content assets	12,317	19,130
Depreciation and amortization expenses	249	441
Impairment of goodwill and intangible assets	—	3,603
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	26	758
Stock-based compensation	2,689	3,382
Equity method investment loss	2,454	472
Other non-cash items	243	211
Changes in operating assets and liabilities
Accounts receivable	1,812	11,893
Other assets	1,464	4,040
Accounts payable	(645)	6,146
Accrued expenses and other liabilities	(3,862)	(2,850)
Deferred revenue	(1,358)	(157)

Net cash used in operating activities	(10,608)	(18,149)

Cash flows from investing activities
Purchases of property and equipment	(5)	(120)
Investment in equity method investees	—	(1,625)
Sales of investments in debt securities	—	2,893
Maturities of investments in debt securities	15,000	24,373
Purchases of investments in debt securities	—	(1,497)

Net cash provided by investing activities	14,995	24,024

Cash flows from financing activities
Payments related to tax withholding	(57)	(161)

Net cash used in financing activities	(57)	(161)

Net increase in cash, cash equivalents and restricted cash	4,330	5,714
Cash, cash equivalents and restricted cash, beginning of period	40,507	17,547

Cash, cash equivalents and restricted cash, end of period	$44,837	$23,261

Supplemental disclosure:
Cash paid for taxes	$25	$398
Cash paid for operating leases	$269	$219
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$3,965

CuriosityStream Inc.

Reconciliation from Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Net loss	$(9,921)	$(15,977)	$(17,672)	$(31,869)

Change in fair value of warrant liability	(184)	(478)	(110)	(4,338)
Interest and other (income) expense	(437)	29	(825)	86
Provision for Income taxes	288	56	346	101
Equity method investment loss	2,235	316	2,454	472
Depreciation and amortization	122	231	249	440
Impairment of goodwill and intangible assets	—	3,603	—	3,603
Stock-based compensation	1,422	1,594	2,689	3,382

Adjusted EBITDA	$(6,475)	$(10,626)	$(12,869)	$(28,123)

CuriosityStream Inc.

Reconciliation from Net Cash Flow used in Operating Activities to Adjusted Free Cash Flow

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Net cash flow used in operating activities	$(4,300)	$(5,862)	$(10,608)	$(18,149)

Purchases of property and equipment	—	(98)	(5)	(120)

Adjusted Free Cash Flow	$(4,300)	$(5,960)	$(10,613)	$(18,269)